Exhibit 23
Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Gannett Co., Inc. (Gannett):

Form S-8 (No. 2-63038),
Form S-8 (No. 2-84088),
Form S-8 (No. 33-15319),
Form S-8 (No. 33-28413),
Form S-8 (No. 33-35305),
Form S-8 (No. 33-64959),
Form S-8 (No. 333-04459),
Form S-8 (No. 333-48202),
Form S-8 (No. 333-60402),
Form S-8 (No. 333-61859),
Form S-8 (No. 333-66051),
Form S-8 (No. 333-83426),
Form S-8 (No. 333-90309),
Form S-8 (No. 333-105029),
Form S-8 (No. 333-107240),
Form S-8 (No. 333-115135),
Form S-8 (No. 333-154846),
Form S-8 (No. 333-160838),
Form S-8 (No. 333-163576),
Form S-8 (No. 333-171027), and
Form S-3 (No. 333-181086),

and in the related Prospectuses, of our reports dated February 26, 2013, with respect to the consolidated financial statements and schedule of Gannett, and the effectiveness of internal control over financial reporting of Gannett, included in this Annual Report (Form 10-K) for the year ended December 30, 2012.

/s/ Ernst & Young LLP

McLean, Virginia
February 26, 2013